Filed pursuant to Rule 424(b)(3)
File No. 333-131087

PROSPECTUS

UNIVERSITY GIRLS CALENDAR, LTD.
UP TO 1,450,000 SHARES OF COMMON STOCK

This prospectus relates to the resale, from time to time, of up to 1,450,000 shares of our common stock by the stockholders referred to throughout this prospectus as “selling stockholders”.

Our common stock is presently not traded on any market or securities exchange.

INVESTING IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK.  A DETAILED EXPLANATION OF THESE RISKS IS INCLUDED IN THE SECTION ENTITLED "RISK FACTORS" OF THIS PROSPECTUS, BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We  intend  to apply  to  participate  in the  Over-The-Counter  Bulletin  Board electronic   quotation  service  maintained  by  the  National   Association  of Securities Dealers,  Inc. The selling stockholders will sell the shares offered pursuant to this prospectus at $.10 per share until our shares our quoted on the Over-The-Counter Bulletin Board, and thereafter, the selling stockholders will sell those shares at prevailing  market  prices or privately negotiated prices.

The selling stockholders will receive all of the proceeds from the sales made under this prospectus.  Accordingly, we will receive no part of the proceeds from sales made under this prospectus.  We are paying the expenses incurred in registering the shares, but all selling and other expenses incurred by the selling  stockholders will be borne by them.

The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

	Estimated Maximum Offering Price to the Public	Underwriting Discounts and Commissions	Proceeds to Us
Per Share	$0.10	$0.00	$0.00
Total Maximum	$145,000	$0.00	$0.00

The date of this prospectus is May 16, 2006

TABLE OF CONTENTS

DISCLOSURE OF COMMISSION POSITION OF

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES……………………………….…14

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE........... ........................................................18

FINANCIAL STATEMENTS........................................... ............................................................18

PROSPECTUS SUMMARY

This summary highlights material information contained elsewhere in this prospectus but does not contain all of the information you should consider in making your investment decision.  You should read this summary together with the more detailed information, including our financial statements and related notes, elsewhere in this prospectus and the matters discussed in “Risk Factors” beginning on page 5.

BUSINESS SUMMARY

We were incorporated on June 2, 2005 under the laws of the state of Nevada.  On June 30, 2005, we purchased all the issued and outstanding shares of University Girls Calendar, Ltd., a Nova Scotia company (“UGC Nova Scotia”).  We design, publish and sell calendars.  We also sell advertising space within the calendars to advertisers.  Our initial product is a 12-month wall calendar for the year 2006 containing pictures of female students who attend one of the five major universities in the province of Nova Scotia, Canada.  The female students depicted in our calendar are not nude.  Our goal is to produce a provocative but tasteful product that will appeal to a wide audience.  We intend to market and distribute the 2006 calendar principally in the Nova Scotia area, and the calendar is called “THE NOVA SCOTIA UNIVERSITY GIRLS CALENDAR”.

Our offices are located at 1881 Brunswick St, Suite 311 Halifax, Nova Scotia, Canada, B3J 3L8 and our telephone number is (902) 431-3205.

Our website is located at www.universitygirlscalendar.com.  Information contained in our website is not part of this prospectus.

THE OFFERING

Securities Being Offered: Up to 1,450,000 shares of common stock by the selling stockholders identified herein.

Offering Price: The offering price is $0.10 per share. We intend to apply for a listing of our common stock on the Over-The-Counter Bulletin Board upon our becoming a reporting company under the Securities Exchange Act of 1934. If, as a result, a trading market for our stock commences, the actual price of sale will be determined by market factors.

Terms of the Offering: Subject to compliance with applicable securities laws, the selling stockholders will determine when and how they will sell the common stock offered in this prospectus.

Securities Issued: There are 4,450,010 shares of our common stock issued and outstanding as of the date of this prospectus.

Use of Proceeds: We will not receive any proceeds from the sale of the common stock by the selling stockholders.

SUMMARY SELECTED FINANCIAL INFORMATION

The summarized  consolidated  financial data presented below is derived from and should be read in conjunction with our audited consolidated financial statements from April 27, 2005 (date of  inception)  to the period  ended  November 30, 2005 including the notes to those financial  statements which are included  elsewhere in this prospectus along with the section entitled "Management's  Discussion and Analysis" in this prospectus.

                                                                            From April 27, 2005
                                                                            (Date of Inception) to
                                                                            November 30, 2005

                Revenue                                               $ nil
                Net Loss for the Period                        $ (9,221)
                Basic Loss Per Share                           $ less than $0.01 per share

                                                                            As at
                                                                            November 30, 2005

                Cash                                                    $ 69,005
                Total Assets                                         $ 72,225
                Accumulated Deficit                             $ (9,221)
                Total Stockholders' Equity                    $ 67,300

We were incorporated on June 2, 2005 and we have not completed a full financial fiscal year.  Our subsidiary UGC Nova Scotia was incorporated on April 27, 2005.  The transaction whereby we acquired all of the shares of our subsidiary was treated as a reverse acquisition.  Accordingly our financial statements for the acquired subsidiary are presented for the periods prior to the acquisition.

RISK FACTORS

Any investment in our common stock involves a high degree of risk.  You should consider carefully the risks described below and elsewhere in this prospectus and the information under “Forward-Looking Statements,” together with any added, updated or changed information included in applicable prospectus supplements before you decide to buy the securities.  You should understand that it is not possible to predict or identify all factors that could cause our actual results to differ.  Consequently, you should not consider any list of factors to be a complete set of all potential risks or uncertainties.  The risks and uncertainties described below are not the only ones we face.  If any of the following risks actually occurs, our business, financial condition or results of operations would likely suffer.  In that case, the value of the securities could fall and you may lose all or part of the money you paid to buy the securities.

WE HAVE AN OPERATING DEFICIT AND HAVE INCURRED LOSSES SINCE INCEPTION.

To date, we have not had profitable operations.  We generated a net loss of $9,221 from inception to November 30, 2005, and had a operating deficit of $9,221 as of November 30, 2005.  In order to become profitable and sustain profitability, we will need to generate revenues to offset our cost of revenues and general and administrative expenses.  We may never be able to achieve or sustain our revenue or profit goals.

WE HAVE ONLY A LIMITED OPERATING HISTORY, WHICH MAKES IT DIFFICULT TO EVALUATE YOUR INVESTMENT IN OUR STOCK.

Your evaluation of our business will be difficult because we have a limited operating history.  We face a number of risks encountered by early-stage companies, including our need to develop infrastructure to support growth and expansion; our need to obtain long-term sources of financing; our need to establish our marketing, sales and support organizations, as well as our distribution channels; and our need to manage expanding operations.  Our business strategy may not be successful, and we may not successfully address these risks.   If we are unable to sustain profitable operations, investors may lose their entire investment in us.

OUR CURRENT GROWTH STRATEGY IS DEPENDENT UPON OUR ABILITY TO OBTAIN DISTRIBUTORS.

Our growth is dependent upon our ability to obtain more distributors in Canada and, if we successfully expand to cities and universities in the United States, to obtaining distributors in the United States.  To be successful, we need to be able to identify suitable distributors and manage competently the infrastructure to support their efforts.   There are a limited number of distributors servicing the industry.  Our business will fail if we do not successfully compete with others to establish and maintain profitable relationships with them.

WE FACE COMPETITION FROM EXISTING AND POTENTIAL COMPETITORS.

We face substantial competition in the industry.  Due to our small size, it can be assumed that many of our competitors have significantly greater financial, technical, marketing and other competitive resources.  Many of our competitors and potential competitors have greater name recognition and more extensive distribution and customer bases that could be leveraged, for example, to position themselves as being more experienced, and having better products.  To compete, we may be forced to offer lower prices and narrow our marketing focus, resulting in reduced revenues, if any.

THE LOSS OF OUR KEY PERSON, OR OUR FAILURE TO ATTRACT AND RETAIN ADDITIONAL PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS.

Our success depends largely upon the efforts, abilities, and decision-making of our sole officer and director, Mr. Paul Pedersen. The loss of Mr. Pedersen would have an adverse effect on our operations.  We do not currently maintain "key-man" life insurance and there is no contract in place assuring Mr. Pedersen’s services for any length of time. In addition, the production of our future calendars will depend on the efforts, abilities, and decision-making of certain professional individuals (for example, photographers) and the availability and willingness of local models to pose for the calendars.  If we are unable to procure and maintain the assistance from such persons in the making of each calendar, this will have an adverse effect on our operations .  There is no guarantee that we will be able to retain such persons, or be able to hire suitable replacements in the event that some or all of them leave us.  In the event that we should lose key members of our staff in the process of producing our calendars, or if we are unable to find suitable replacements, we may not be able to maintain our business and might have to cease operations, in which case you might lose all of your investment.

OUR COMMON STOCK HAS NO PUBLIC MARKET AND OUR SHARE PRICE MAY DECLINE AFTER THIS OFFERING.

There is currently no public market for our common stock.  We cannot assure you that the public market for our common stock will develop after this offering.  If an active market for our common stock does not develop, the liquidity of your investment may be limited, and the price of our common stock may decline below what you paid for it.

ONE STOCKHOLDER OWNS A MAJORITY OF OUR COMMON STOCK AND MAY ACT, OR PREVENT CERTAIN TYPES OF CORPORATE ACTIONS, TO THE DETRIMENT OF OTHER STOCKHOLDERS.

Paul Pedersen, our sole officer and director, owns more than 65% of our outstanding common stock.  Accordingly, this stockholder may exercise significant influence over all matters requiring stockholder approval, including the election of a majority of the directors and the determination of significant corporate actions. This concentration could also have the effect of delaying or preventing a change in control that could otherwise be beneficial to our stockholders.

OUR AUDITORS BELIEVE THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING  CONCERN, WHICH IF TRUE, COULD LEAD TO A LOSS BY OUR INVESTORS OF THEIR INVESTMENT  CAPITAL.

As  noted in our financial statements that are included with this prospectus, we are  a  development stage company.  The conditions of our business, as indicated in  the  audit  report, raise substantial doubt as to our continuance as a going concern.  Potential  investors  should  be  aware  of the difficulties normally encountered  by  a  new  enterprise  and  the  high  rate  of  failure  of  such enterprises.  The  likelihood  of  success  must  be  considered in light of the problems,  expenses,  difficulties  complications  and  delays  encountered  in connection with the development of a business in the areas in which we intend to operate and in connection with the formation and commencement of operations of a new  business  in general.  These include, but are not limited to, unanticipated problems relating to development of our products, marketing and competition, and additional  costs  and  expenses  that  may  exceed  current estimates. There is limited  history  upon which to base any assumption as to the likelihood that we will  prove  successful, and there can be no assurance that we will generate any significant operating  revenues  or  ever  achieve  profitable  operations.   If  we  are unsuccessful  in  addressing  these  risks, our business will most likely not be successful  to  the  point  that  investors  will  receive  a  return  on  their investments.

OUR COMMON STOCK IS SUBJECT TO PENNY STOCK REGULATION THAT MAY AFFECT THE LIQUIDITY FOR OUR COMMON STOCK.

Our common stock is subject to regulations of the Securities and Exchange Commission relating to the market for penny stocks. These regulations generally require that a disclosure schedule explaining the penny stock market and the risks associated therewith be delivered to purchasers of penny stocks and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. The regulations applicable to penny stocks may severely affect the market liquidity for our common stock and could limit your ability to sell your securities in the secondary market.

IF WE ISSUE ADDITIONAL SHARES OF COMMON STOCK IN THE FUTURE THIS MAY RESULT IN DILUTION TO OUR EXISTING STOCKHOLDERS.

Our articles of incorporation authorize the issuance of 50,000,000 shares of common stock. Our board of directors has the authority to issue additional shares of common stock up to the authorized capital stated in the articles of incorporation. Our board of directors may choose to issue some or all of such shares to provide additional financing in the future. The issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. It will also cause a reduction in the proportionate ownership and voting power of all other stockholders.

WE MUST SUCCESSFULLY PROTECT OUR INTELLECTUAL PROPERTY

Our business depends, in part, on the protection of our intellectual property, including our business name, logo, and the layout and content of our products.  Any misappropriation of our intellectual property could seriously harm our competitive position and lead to a substantial reduction in revenue.  The steps we have taken to protect our intellectual property to this point may be inadequate to prevent others from using what we regard as our intellectual property to compete with or harm us.  We have not yet registered our trademarks with the trademark offices of the Canadian and United States governments.  If and when we make applications to do so, and notwithstanding successful applications, our trademarks could be challenged, invalidated or circumvented, in which case the rights we have under them could be reduced or eliminated.  In addition, the laws of some foreign countries do not protect intellectual property to the same extent as the laws of Canada and the United States, which could increase the likelihood of misappropriation.  Furthermore, other companies could develop similar or superior trademarks without violating our intellectual property rights.

If we resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome, disruptive and expensive, and distract the attention of management, and there can be no assurance that we would prevail.

THE NATURE OF OUR BUSINESS MAY OFFEND CERTAIN PEOPLE

The subject matter of our product is inherently controversial.  There are individuals that may be offended by the content of our calendars.  This may cause us to lose existing relationships with certain distributors, printers, suppliers, and/or customers, and may lead to negative publicity for us.  In turn, our ability to both produce and sell our product may be severely limited, and we may not be able to maintain our business and might have to cease operations, in which case you might lose all of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus includes "forward-looking statements."  All statements other than statements of historical facts included or incorporated by reference in this report, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "project," "estimate,"

"anticipate," "believe," or "continue" or the negative thereof or variations thereon or similar terminology. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, (1) risks pertaining to implementation of our proposed expansion of our distribution network; (2) competitive pressures in the sales and publishing industry; (3) acceptance of our products by customers; (4) costs of desirable distribution channels; (5) availability of photographers, printers, print material, models, and other elements critical for the production of our end product; (6) general economic and business conditions; and (7) other factors over which we have little or no control. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements set forth above. We assume no duty to update or revise our forward-looking statements based on changes in internal estimates or expectations or otherwise.

USE OF PROCEEDS

The shares of common stock offered by this prospectus are being offered by the selling stockholders.  We will not receive any of the proceeds from the sale of shares by the selling stockholders.  For information about the selling stockholders, refer to the “SELLING STOCKHOLDERS” section of this prospectus.

DETERMINATION OF OFFERING PRICE

The $0.10 per share offering price of our common stock was determined arbitrarily based on the last sale price from our most recent private placement of common stock.  There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.  We intend to apply for a listing of our common stock on the OTC Bulletin Board at the time this registration statement becomes effective.  The selling stockholders will sell at a price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders from this offering by the selling stockholders.

MARKET FOR COMMON EQUITY

Public Market and Reports to Security Holders.

Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 100 F Street NE,, Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that website is http://www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. Of our 4,450,010 shares outstanding, none could currently be sold pursuant to Rule 144 pursuant to the Securities Act of 1933.  We have agreed to register 1,450,000 of our issued and outstanding shares pursuant to a registration statement of which this prospectus forms a part. The approximate number of holders of record of shares of our common stock is 43.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Equity Compensation Plan Information.  We have no equity compensation plans.

Penny Stock Regulation.  Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

  a description of the nature and significance of risk in the market for penny stocks in both public offerings and secondary trading;
  a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
  a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
  a toll-free telephone number for inquiries on disciplinary actions;
  definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
  such other information and is in such form (including language, type, size and format), as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

  the bid and offer quotations for the penny stock;
  the compensation of the broker-dealer and its salesperson in the transaction;
  the number of shares to which such bid and ask prices apply, or other comparable information relating to the size and liquidity of the market for such stock; and
  monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

SELLING STOCKHOLDERS

The following section presents information regarding our selling stockholders. The selling stockholder table and the notes thereto describe each selling stockholder, their relationship to us, and the number of securities being sold.

The selling stockholders may sell all, some or none of their shares in this offering.  See "Plan of Distribution."

Private Placements to Selling Stockholders

We completed a private placement of 1,250,000 shares of our common stock pursuant to Regulation S of the 1933 Act on September 8, 2005. All shares were issued at a price of $0.02 per share. We received proceeds of $25,000 from the offering. Each purchaser represented to us that the purchaser was a Non-US Person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. The selling stockholders named in this prospectus include all of the purchasers who purchased shares pursuant to this Regulation S offering.

We completed a private placement of 200,000 shares of our common stock pursuant to Regulation S of the 1933 Act on November 28, 2005. All shares were issued at a price of $0.10 per share. We received proceeds of $20,000 from the offering. Each purchaser represented to us that the purchaser was a Non-US Person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificates issued in accordance with Regulation S. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. The selling stockholders named in this prospectus include all of the purchasers who purchased shares pursuant to this Regulation S offering.

Selling Stockholder Table

The following table provides as of January 17, 2006 information regarding the beneficial ownership of our common stock held by each of the selling stockholders, including:

1. the number of shares owned by each prior to this offering;

2. the total number of shares that are to be offered by each;

3. the total number of shares that will be owned by each upon completion of the offering; and

4. the percentage owned by each upon completion of the offering.

                                                                                         Total Shares             Total Shares               Percent
                                                         Total Shares            To Be Offered         To Be Owned         Owned Upon
                                                        Owned Prior               For Selling                  Upon                 Completion
Name  and  Address Of                       To This                  Stockholder’s        Completion Of             Of This
Selling Stockholder                              Offering                    Account              This Offering (1)         Offering (1)

Glen Bremner                                     150,000                     150,000                       0                           0

Brett Robertson                                 150,000                     150,000                        0                           0

Stephanie Easterbrook                       125,000                    125,000                         0                           0

Douglas Walsh                                  125,000                     125,000                         0                           0

Jaden Volchoff                                   100,000                    100,000                         0                           0

Leanne Callahan                                100,000                     100,000                         0                          0

Chris Cowan                                     100,000                     100,000                         0                          0

Matt Skinner                                     100,000                     100,000                          0                         0

Ryan Greenough                                  75,000                      75,000                           0                        0

Mike Love                                          75,000                       75,000                           0                       0

Travis McPhee                                    75,000                       75,000                            0                        0

Stephen Donelle                                  75,000                       75,000                            0                        0

Natalie Evong                                      20,000                      20,000                             0                       0

Katie Taylor                                        20,000                      20,000                             0                       0

Tiffany Walsh                                      10,000                      10,000                             0                       0

Tawnya Pilsworth                                10,000                      10,000                             0                       0

Heather Berti                                      10,000                      10,000                              0                       0

Justin Moser                                       10,000                      10,000                              0                       0

David Young                                      10,000                      10,000                              0                       0

John Crosby                                      10,000                       10,000                              0                       0

Kait McPhee                                     10,000                       10,000                              0                       0

Annelisa Pedersen                             10,000                       10,000                               0                       0

Michael Cooper                                10,000                       10,000                               0                       0

Stephen Gertridge                             10,000                       10,000                               0                       0

Danielle Lefebvre                                5,000                         5,000                               0                       0

Adam Ouimet                                     5,000                         5,000                               0                       0

Ben Kerr                                            5,000                         5,000                               0                       0

Christina Perrotto                               5,000                         5,000                               0                        0

Jonathan Burke                                  5,000                         5,000                               0                        0

Kristen Greer                                     5,000                         5,000                               0                        0

Jennifer Hubbard                                2,500                         2,500                               0                        0

Julya Belaia                                        2,500                         2,500                               0                        0

Chelsea Penny                                   2,500                         2,500                               0                         0

Suzanne Hartman                               2,500                         2,500                               0                         0

Leanne Tanner                                   2,500                         2,500                               0                         0

Emma Holly                                       2,500                         2,500                               0                         0

Charity Bengert                                  2,500                         2,500                              0                          0

Rob Fournier                                     2,500                         2,500                              0                           0

Laurisha Cromwell                            2,500                         2,500                               0                           0

Ian Ferguson                                     2,500                         2,500                               0                           0

Andrea Landry 2,500 2,500 0 0 Nicole McCarthy 2,500 2,500 0 0

(1) Assumes all offered shares will be sold.

Annelisa Pedersen is the sister of Paul Pedersen, the President and director of the Company.  To  our  knowledge,  none  of  the other selling  stockholders,:

     (1)  has  had  a  material relationship with us other than as a stockholder as  noted  above  at  any  time  within  the  past  three years; or

     (2)  has  ever  been  an  officer  or  director  of  ours .

PLAN OF DISTRIBUTION

Selling  stockholders  will offer their shares at the  designated  price ($0.10) until their shares are quoted on the Over the Counter (OTC)  Bulletin  Board and thereafter at prevailing market prices or privately negotiated prices. We intend to apply to the NASD to have the  prices  of our  shares  quoted on its Over the Counter (OTC) Bulletin Board electronic  quotation  service.  To date no actions have been taken to apply to the NASD to have our  shares  listed on its Over the Counter  (OTC)  Bulletin  Board  quotation  service.  Our  common  stock  is not currently listed on any national exchange or electronic quotation system. Once a market develops,  we will file a  post-effective  amendment to revise the cover page and plan of distribution to indicate that our shares are quoted on the Over the Counter (OTC) Bulletin Board quotation  service and thereafter  sales may be made at prevailing market prices or a privately  negotiated  prices. The selling stockholders  may use any one or more  of the  following  methods  when  selling shares:

  ordinary  brokerage  transactions and  transactions in which  the broker-dealer solicits purchasers;
  block  trades  in which the  broker-dealer will attempt to sell the shares as agent but may  position and resell a portion of the block as principal to facilitate the transaction;
  purchases by a broker-dealer as principal and  resale by the broker-dealer for its account;
  an  exchange distribution in accordance with  the rules of  the applicable exchange;
  privately negotiated transactions;
  a combination of any such methods of sale; and
  any other method permitted pursuant to applicable law.

Broker-dealers  engaged  by the  selling  stockholders  may  arrange  for  other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling  stockholders  (or, if any  broker-dealer  acts as agent  for the  purchaser  of  shares,  from the  purchaser)  in  amounts  to be negotiated.  The  selling  stockholders  do not  expect  these  commissions  and discounts to exceed what is customary in the types of transactions involved.

The selling  stockholders and any  broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters"  within the meaning of the Securities Act in connection  with such sales.  In such event,  any  commissions received  by such  broker-dealers  or agents and any profit on the resale of the shares  purchased  by them  may be  deemed  to be  underwriting  commissions  or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers, directors, and key employees are:

NAME                       AGE           POSITION

Paul Pedersen              25              Director, President, Treasurer and Secretary

Our shareholders elect our directors annually and our board of directors appoints our officers annually.  Vacancies in our board are filled by the board itself. Set forth below are brief descriptions of the recent employment and business experience of our executive officers and directors.

PAUL PEDERSEN, President, Treasurer, Secretary and Director
Paul Pedersen, 25, is our sole officer and director. Paul Pedersen started working on his commerce degree at Saint Mary’s University in September 2002. Paul took an internship position working for an investment advisor at Canaccord Capital during the summer of 2004. In September 2004, Paul won the prestigious St. Mary’s University Millennium Excellence Award judged on academic achievement, leadership, community service and innovation. Paul was named to the Saint Mary’s University dean’s list for academic achievement for 2003/2004. Paul intends to graduate Saint Mary’s University in 2006 with a Commerce Degree, with a major in entrepreneurship and small business.  Paul is not an officer or a  director  of any other  reporting company.

Term of office

Our Directors are appointed for a one year term to hold office until the next annual general meeting of our shareholders or and until his/her successor shall have been elected and qualified until removed from office in accordance with our bylaws. Our officers are appointed by our Board of Directors and hold office until the next annual meeting of the Board of Directors and until his/her successor shall have been duly elected and qualified or until removed in accordance with our bylaws.

There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining Mr. Pedersen from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting him of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony.

Committees of the Board of Directors.  We presently do not have an audit committee, compensation committee, nominating committee, an executive committee of our Board of Directors, stock plan committee or any other committees.

Audit Committee Financial Expert.  We have no financial expert on our Board of Directors. We believe the cost related to retaining a financial expert at this time is prohibitive. Further, because of our start-up operations, we believe the services of a financial expert are not warranted.

Employees and Contractors.

We have no significant employees other than Paul Pedersen.

For each calendar project, we will be engaging photographers, models, graphic designers, and production personnel as independent contractors or, in some cases, unpaid volunteers.

EXECUTIVE COMPENSATION

The following table sets forth information regarding the remuneration of our sole officer and director:

Summary Compensation Table.

Person	Year	Salary	Bonus	Other Annual Compensation
Paul Pedersen President, Secretary, Treasurer, and Director	2005	$0	$0	$0

Our Directors currently do not receive compensation.

We do not have any stock option plans at this time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides certain information as to our officers and directors individually and as a group, and the holders of more than 5% of our common stock, as of January 17, 2006. The person named in the table has sole voting and investing power with respect to all shares of stock owned by him.

AMOUNT OF BENEFICIAL OWNERSHIP

NAME AND ADDRESS OF                                          SHARES OF                          PERCENT
BENEFICIAL OWNER                                                  COMMON STOCK              OF CLASS

Paul Pedersen                                                                       3,000,010                                 67%
President, Secretary, Treasurer, Director
1881 Brunswick St
Suite 311
Halifax, Nova Scotia
B3J-3L8

All officers and directors                                                       3,000,010                                 67%
as a group (1 person)

The percent of class is based on 4,450,010 of common stock issued and outstanding as at January 17, 2006.

DESCRIPTION OF SECURITIES

General

We are authorized to issue of up to 50,000,000 shares of common stock, $0.001 par value per share,  The following summary does not purport to be complete. As of January 17, 2006, there were 4,450,010 shares of common stock issued and outstanding.  The board of directors may issue additional shares of common stock without the consent of the common stockholders.

Voting Rights

Each outstanding share of common stock is entitled to one vote. The common stockholders do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares voting for the election of directors can elect all of the directors to be elected, if they so choose.

No Preemptive Rights

Holders of common stock are not entitled to any preemptive rights.

Dividends and Distributions

Holders of common stock are entitled to receive such dividends as may be declared by the directors out of funds legally available for dividends and to share pro rata in any distributions to holders of common stock upon liquidation or otherwise. However, we have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

Transfer Agent

We appointed Pacific Stock Transfer Company of Las Vegas, Nevada, as our transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or our subsidiary. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and in the registration statement have been audited by Schumacher & Associates, Inc. of Denver, Colorado, to the extent and for the period set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified by the our by-laws to the fullest extent not prohibited by Nevada law, provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers. Our by-laws provide that we are not required to indemnify a director or officer in connection with a proceeding initiated by such person unless (1) required by law, (2) the proceeding was authorized by our board of directors, (3) the indemnification is provided pursuant to the powers vested in us by Nevada law, or (4) such indemnification is required to be given pursuant to the by-laws. Our by-laws further provide that we may advance funds to an indemnified officer or director to assist with his or her defence, except where a determination is made by a quorum of disinterested directors or independent legal counsel that the indemnified person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Nevada Revised Statutes Section 78.7502 allows for the indemnification of all officers, directors, employees, stockholders, or agents of a corporation for all actions that they take on behalf of the corporation that they had reasonable cause to believe was legal. This indemnification can include any civil, criminal and administrative action. Indemnification of a director or officer whose acts or omissions involved intentional misconduct, fraud or a knowing violation of law is prohibited.

WE HAVE BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT, AND IS, THEREFORE, UNENFORCEABLE.

In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

DESCRIPTION OF THE BUSINESS

We were incorporated June 2, 2005 under the laws of the state of Nevada.  On June 30, 2005, we purchased all the issued and outstanding shares of University Girls Calendar, Ltd., a Nova Scotia company (“UGC Nova Scotia”) from our officer and director Paul Pedersen for 10 shares of our common stock.  As a result of the transaction, UGC Nova Scotia became a wholly-owned subsidiary of ours.  It is through UGC Nova Scotia that we conduct business in Canada.

Production of what is currently our principal product, the 2006 Nova Scotia University Girls Calendar, began on July 12, 2005. Between July and November of 2005, numerous photo-shoot sessions were held to obtain quality pictures for the calendar.  During that period, we acquired a collection of over 800 useable images of female student models which could also be used for any future printed production, on our website, or for any ongoing marketing activity. The models each signed consent forms giving us the right to use the images for future printed calendars, for release through our website, or by third parties who may purchase or license the images from us.

From July through the end of 2005, six companies entered into arrangements with us to purchase advertising in the 2006 calendar.

In August 2005, production of our website began.  To date, the site has been completed, to the extent that 2006 calendars and various products (such as t-shirts and baseball caps bearing our logo) may be purchased at www.universitygirlscalendar.com.  It is intended that the website will include a password-protected members’ section providing exclusive content not found in the printed product, for a monthly membership fee, and work on this aspect of the site has begun.

In August 2005, graphic designers began developing a prototype of a calendar design template.  This template was completed in October 2005.  In developing this template, our strategy was to develop a professional yet low-cost design platform which can be easily re-used for future calendar releases, both in Nova Scotia and potentially in other markets.  The design can be re-used in other cities and in subsequent years by simply removing and replacing the images and advertising graphics so that different university models and new advertisers are represented.

In November of 2005, we completed production of our main product, the 2006 Nova Scotia University Girls Calendar, and 3,000 copies were printed.

We have developed a promotional and marketing strategy for its 2006 calendar.  In general, this strategy involves establishing distribution channels spread across the province of Nova Scotia. We will also make use of  its regional selling agents, who work on strictly a commission basis, to distribute its products in key areas across Nova Scotia as efficiently as possible and using strategic relationships to obtain cost‑effective marketing.  The overall market strategy is discussed below.

Description of Products, Revenue Streams and Distribution Channels

As of the date of this prospectus, we have successfully produced a 12 month calendar for the 2006 year.  We did so by placing advertisements at various Nova Scotia universities (Nova Scotia has 5 major university campuses and several smaller colleges), which called for both female models and people interested in assisting with production of the calendar itself (photographers, graphic artists, and the like).  The response to these advertisements was favorable, and we filled many of our needed staff positions, as well as all of our modeling requirements.  Where feasible and deemed to be advantageous, we produced the calendar with the help of voluntary staff, which were principally persons interested in obtaining experience generating a calendar product of this type (many of them university students in a related field).  Where staff needs were not adequately filled through this method, we hired appropriate professionals.  Prospective calendar models were told up front that modeling for the calendar would not be a paid position.

This allowed us to produce the calendar at a reasonably low price, while also ensuring adequate staffing to ensure a high quality.

Revenue Streams

We currently have three main revenue streams as follows:

  Calendar Sales.  We are currently marketing, distributing and selling our 2006 Nova Scotia University Girls Calendar, which was successfully produced and printed in late 2005.  Revenues from these sales will represent our main revenue stream for the coming year.

  Internet Product Sales and Advertising.   We have started an internet web-site at www.universitygirlscalendar.com, which we shall use for sales of calendars, t-shirts, posters, and similar salable items.

  Calendar Sponsors.  We receive revenues through the sale of sponsorship advertisements that appear in the finished calendar.  For the 2006 Calendar, which was completed in late 2005, we sold sponsorships to six different advertisers.

Distribution Channels

We are currently selling and distributing our calendars through four main distribution channels:

1.  The use of various merchant vendor distribution outlets throughout Nova Scotia.  As of the date of this prospectus, we had 12 such outlets selling the calendar, including merchant stores such as Hallmark, Popeye’s Supplements, and Main Drug Mart. We have found merchants who have agreed to retail the calendars on a consignment basis, keeping 25% of the sale price (with 75% going to us). We have released a small number of calendars for sale in Toronto, Ontario and Hamilton, Ontario, to test the national appeal of the product outside of Nova Scotia.

2.  The scheduling of various social events and local bars and nightclubs where calendars will be sold.  We have engaged in partnerships with local bars and nightclubs to organize various “Calendar Girl” events.  At such events, the bar or nightclub advertises that “University Girl Calendar Models” will be in attendance, and in exchange, our representatives are allowed to sell copies of our calendars on site.  The representatives selling the calendars, often the models themselves, receive 20% commission for all calendars they sell.

3. We currently have 21 regional selling agents who work on a purely commission basis.  These individual cover key areas of Nova Scotia, and seek ways to distribute our products. They often sell calendars to friends, family, co-workers, door to door, or at their schools and workplaces. These regional agents take 20% commission on the sale price for the products they sell.

4.  Through our web-site.  We maintain a web-site at www.universitygirlscalendar.com, through which we currently are selling our calendars.  Information contained in our website is not part of this prospectus.

Marketing

We do not currently engage in any general advertising of our calendars over and above marketing done in connection with the distribution channels noted above.  However, we have experienced significant local press coverage, including feature stories relating to our products, models, and founder, Paul Pedersen, in local and Canadian national media such as Halifax Daily News, The Halifax Chronicle Herald, The National Post, The Vancouver Province, ATV News, The National, CTV Newsnet, CBC Newsworld, CBC Radio One and the Q104, Halifax.  In the future, depending on available revenues, we may engage in some general marketing efforts over and above those involved in establishing the three main distribution channels noted above under “Distribution Channels”.

Intellectual Property

We have developed a branding strategy for our products.  It includes our stylized names, logos and layout templates.  These trademarks appear throughout our calendar product and our website, and on the t-shirts, hats and other clothing we sell.  We believe these trademarks will help consumers identify and differentiate our product.  In terms of identifying words, we currently use the words “University Girls Calendar”, “Halifax University Girls” and “Nova Scotia University Girls”, in various color combinations, in association with our products.  Because we have not yet registered our trademarks with the United States and Canada trademark offices, our trademark protection is limited to available common law protection, which applies only in the regions in which we operate.  As it is anticipated that brand recognition will be an important part of our business, we plan to register our trademarks with the United States and Canada trademark offices at the earliest practicable date.

Competition

We compete generally with many other manufacturers and retailers in the calendar publishing industry and specifically with those who offer products with similar content   We compete with, among many others, the Sports Illustrated Swimsuit Calendar, the Girls of  Maxim Calendar, the FHM Girls Calendar, and the Texas Students Swimsuit Calendar.   For example, we anticipate competing with these more established products in some aspects of our business, including market share, internet traffic and product sales.   This  competition  could result in our being unable to gain any significant  market  share  which  could  have  a material adverse effect on our  business.  However, we believe that we compete favorably on the basis of quality, uniqueness, creativity and our “grass roots” connection to local markets because of the use of only local models.  Our connection to the local market is a particularly important characteristic of our product.  We believe that consumers, given the choice, may be more inclined to purchase our calendar because it contains photographs of local university students.  Notwithstanding what we believe are our advantages, we may not be able to compete effectively against our competitors, many of whom have significantly greater financial resources and a stronger market presence.

Government Regulation

Government regulation and compliance with environmental laws have not had a material effect on our  business.

Employees

We have no employees other than our sole officer and director as of the date of this prospectus.

DESCRIPTION OF PROPERTY

We do not lease or own any real property.  We maintain our corporate office at 1881 Brunswick St, Suite 311, Halifax, Nova Scotia, Canada, B3J 3L8 . This office space is an office-sharing arrangement being provided as an accommodation to us by Paul Pedersen, our sole officer, where we can receive mail and perform other minimal corporate functions. As our business operations grow, it will be necessary for us to seek appropriate individual office space.  Management believes suitable office space will be available when it is needed.

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Plan of Operation

We intend to market and distribute its 2006 calendar until May 2006.  While calendar sales traditionally drop off after January, our product has the advantage that it is relatively new to consumers and holds a novelty appeal.  Our calendar will remain available for sale year round through our website.

In February we will begin preparations for its 2007 calendar, which will follow the same format as the 2006 calendar.  Any future calendar releases should be cheaper and easier to produce, as we have now created a template that will be used to design and layout all future releases.  Our photographers will begin working with volunteer models, to develop photo galleries. We hope to have enough material by April 2006 to be able to fill the entire 2007 calendar. The photo galleries can be used for future calendar releases or for immediate release through our website.

Depending on the marketing and distribution success of the 2006 calendar, we may attempt to do similar calendars in additional regions aside from Nova Scotia.  This will depend not only on the success of 2006 calendar sales, but also on the ability of us to attract key people to produce and market calendars in additional cities.  If we are successful in these efforts, we intend to expand our operations in coming years to cities and universities in other provinces and states in North America.  We intend to enter into sales and distribution arrangements with retail businesses across Canada, and, if we successfully expand to cities and universities in the United States, we intend to enter into sales and distribution arrangements with retail businesses across the United States.

We plan to expand our revenue streams as follows:  We plan to use our website for sales of calendars, t-shirts, posters, and similar salable items.  The site may also eventually have a members only section, for which a monthly membership fee will be charged, which will allow members access to additional photographs, video interviews, and the like.  If the internet site becomes popular enough, we also plan to attempt to market and sell advertising space on the website itself.  For the 2006 calendar, which was completed in late 2005, we sold sponsorships to six different advertisers.  It is anticipated that, as the popularity and level of distribution grows, these advertising spaces/sponsorships may be sold at a higher price.

We believe we have sufficient cash on hand to sustain our operations for the next 12 months, even if there are no revenues from sales from the 2006 calendar.  As of November 30, 2005, we had $69,005 in cash.  Such funds will be sufficient to market our 2006 Nova Scotia University Girls calendar and produce another Nova Scotia calendar for 2007.  If we desire to grow our business, we may need to raise additional capital.  In our last fiscal year, we successfully raised initial funds through private placements of our common stock.  In the future, we may to do additional placements should there be need for additional funds.  There is no assurance that such placements will be successful.  We also anticipate receiving some revenue from the sale of our 2006 calendar, which has been successfully produced and is currently being marketed, distributed and sold.  However, if funds are not available from these sources, our director and President, Mr. Paul Pedersen has agreed to loan us up to $50,000 in furtherance of our plan of operations on an as-needed basis.

We plan to expand our distribution channels as follows:  We will continue to seek distribution partnerships with smaller independently-owned stores throughout Nova Scotia.  We will be working with Superior Beverages from January to February 2006 to co-market and sell New World Wines and the 2006 University Girls Calendar in Nova Scotia government liquor stores.  Superior Beverages will be paying models from the University Girls Calendar to give out free samples of their products, and sell University Girls Calendars.  Liquor stores will allow representatives from the University Girls Calendar to sell calendars within the liquor stores during special promotions with Superior Beverages, and won’t take any percentage of sales.

In the future, depending on available revenues, we may engage in some general marketing efforts over and above those involved in establishing the three main distribution channels noted above.

We do not believe that there will be significant research and development expenses during the next 12 months.

If management believes it is appropriate to begin a program of rapid expansion, including to additional markets and the production of additional calendars in other areas of North America, to continue executing our business plan and to operate our business for the next 12 months, we believe we will need up to $50,000.  We plan on obtaining this operating capital from our own available funds and anticipated revenues from the sale of our 2006 calendar, but we expect to be able to raise capital through the sale of our common stock if business revenues are not available to pay necessary expenses.

We do not anticipate the need for any additional employees during the next twelve months other than the services of the individuals discussed above, unless initial response to our product is extremely positive or expansion into new markets occurs faster than expected.  Since our management plans to engage independent contractors only when volunteer positions cannot be adequately filled, and there are no plans for other significant expenditures over the coming year (aside from marketing and distribution costs, discussed above), adverse material impacts on short term liquidity are not expected. Our agreements with existing distributors and sales agents do not require us to make any financial commitments.   If we do not sell all of the 2006 calendars we have printed, we do not plan on printing additional calendars and we will come up with alternative marketing strategies for our 2007 calendars.  Our long-term liquidity will rely much on the success of our initial product sales and general marketing.

Off Balance Sheet Transactions

We have had no off balance sheet transactions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

With the exception of the transactions referenced below, none of the following parties has, since our date of incorporation, any material interest, direct or indirect, in any material transaction or proposed transaction with us:

  Any of our directors or officers;
  Any person proposed as a nominee for election as a director;
  Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  Any of our promoters;
  Any relative or spouse of any of the foregoing persons who has the same house as such person.

Paul Pedersen, our president, secretary, treasurer and director has agreed to loan us $50,000 on an as-needed basis to fund operations and expenses, with terms of the loan to be determined at time of lending.  Interest charged will not exceed the prevailing bank prime rate plus 2%.

We issued 3,000,000 shares of common stock during June and July, 2005 to Paul Pedersen, our president. These shares were issued pursuant to Regulation S of the Securities Act of 1933 (the "Securities Act") at a price of $0.01 per share, for total proceeds of $30,000. The 3,000,000 shares of common stock are restricted shares as defined in the Securities Act.

On June 30, 2005, we purchased all the issued and outstanding shares of University Girls Calendar, Ltd., a Nova Scotia company (“UGC Nova Scotia”).  At the time, Paul Pedersen, our sole director and president, was sole owner of both us  and UGC Nova Scotia.  Ten of our common shares were issued to Mr. Pedersen as consideration for his shares in UGC Nova Scotia.

Paul Pedersen, our sole director and president, currently provides us with office space at no charge.

ADDITIONAL INFORMATION

You can inspect the registration statement, as well as the exhibits and the schedules, filed with the SEC without charge, at the SEC's office at 100 F Street NE, Washington, D.C. 20549. You can also obtain copies of these materials from the SEC's Public Reference Section at 100 F Street NE,, Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

NONE.

FINANCIAL STATEMENTS

UNIVERSITY GIRLS CALENDAR, LTD.

(A Development Stage Company)

FINANCIAL STATEMENTS

with

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

November 30, 2005

Page

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Financial Statements:

Consolidated Balance Sheet	F-3

Consolidated Statements of Operations	F-4

Consolidated Statements of Cash Flows	F-5

Consolidated Statement of Stockholders’ Equity	F-6

Notes to Consolidated Financial Statements	F-7 to F-13

Report of Independent Registered Public Accounting Firm

Board of Directors
University Girls Calendar, Ltd.
Halifax, Nova Scotia

            We have audited the accompanying consolidated balance sheet of University Girls Calendar, Ltd. (A Development Stage Company) as of November 30, 2005 and the related statements of operations, stockholders’ equity, and cash flows for the period from April 27, 2005 (Date of Incorporation) to November 30, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

            We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

            In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of University Girls Calendar (A Development Stage Company) as of November 30, 2005 and the results of its operations, stockholders’ equity, and its cash flows for the period from April 27, 2005 (date of inception) to November 30, 2005, in conformity with accounting principles generally accepted in the United States of America.

            The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3, the Company has had minimal business operations to date and has incurred losses since inception, which raises substantial doubts about its ability to continue as a going concern. Management's plan in regard to this matter is also discussed in Note 3. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Schumacher & Associates, Inc.

SCHUMACHER & ASSOCIATES, INC.
2525 15th Street, Suite 3H
Denver, CO. 80211

January 12, 2006

UNIVERSITY GIRLS CALENDAR, LTD
(A Development Stage Company)
CONSOLIDATED BALANCE SHEET
November 30, 2005

ASSETS
Current
Cash and cash equivalents	$69,005
Accounts receivable	3,220

Total Current Assets	72,225

Total Assets	72,225
==============
LIABILITIES
Current
Accounts payable and accrued liabilities	$1,285
Deferred advertising revenue	3,640

Total Liabilities	4,925

Commitments and Contingencies ( Notes 1 and 3)
STOCKHOLDERS’ EQUITY
Capital stock
Authorized:
50,000,000 common shares, par value $0.001 per share
Issued and outstanding:
4,450,010 common shares	4,450
Additional paid-in capital Accumulated other comprehensive income	70,558 1,513
Deficit accumulated during the development stage	(9,221)

Total Stockholders’ Equity	67,300

Total Liabilities and Stockholders’ Equity	$72,225
==============

The accompanying notes are an integral part of these statements.

UNIVERSITY GIRLS CALENDAR, LTD
(A Development Stage Company)
CONSOLIDATED STATEMENT OF OPERATIONS
Period from April 27, 2005 (Date of inception) to November 30, 2005

Revenue:		$—

Expenses
Advertising and promotion		1,261
Website expense		416
Calendar design expense		750
Professional fees		1,757
Office and administration		5,037

Total expenses		9,221

Net loss for the period		(9,221)
		============

Basic and diluted loss per share	$	*

Weighted average number of shares outstanding		3,378,671
		============

* Less than $0.01 per share

The accompanying notes are an integral part of these statements.

UNIVERSITY GIRLS CALENDAR, LTD
(A Development Stage Company)
STATEMENT OF CASH FLOWS
Period from April 27, 2005 (Date of inception) to November 30, 2005

Cash flows (used by) Operating Activities
Net loss for the period	$(9,221)
Adjustments to reconcile net loss to net cash used by operating activities
Change in operating assets:
Accounts payable and accrued liabilities	1,285
Deferred advertising revenue	3,640
Accounts receivable	(3,212)

Net adjustments	1,713

Net cash (used by) operating activities	(7,508)

Cash flows from Financing Activity
Sale of common shares	75,000
Foreign currency translation adjustment Cash flows from financing activities	1,513 76,513

Increase in cash during the period	69,005

Cash, beginning of period	—

Cash, end of period	$69,005
============

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$—
============

Income taxes	$—
============

Supplemental schedule of noncash Investing and Financing activities: Common stock issued for subsidiary stock	$8

The accompanying notes are an integral part of these statements.

UNIVERSITY GIRLS CALENDAR, LTD
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS’ EQUITY
Period from April 27, 2005 (Date of inception) to November 30, 2005

	Common Stock		Additional Paid-in	Other Comprehensive	Deficit Accumulated during the Development
	Shares	Amount	Capital	Income	Stage	Total

June and July, 2005 Common stock issued for cash at $0.01	3,000,000	$3,000	$27,000	$—	$—	$30,000
Common stock issued for acquisition of subsidiary	10	—	8	—	—	8
August and September, 2005 Common stock issued for cash at $0.02	1,250,000	1,250	23,750	—	—	25,000
October and November, 2005 Common stock issued for cash at $0.10	200,000	200	19,800	—	—	20,000
Foreign currency translation adjustment	—	—	—	$1,513	—	—

Net loss for the period	—	—	—	—	(9,221)	(9,221)

Balance, November 30, 2005	4,450,010	$4,450	$70,558	$1,513	$(9,221)	$67,300
	==========	==========	==========	===========	==========	==========

The accompanying notes are an integral part of these statements.

UNIVERSITY GIRLS CALENDAR, LTD.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
November 30, 2005

Note 1 Nature and Continuance of Operations

a)       Organization and Principles of Consolidation

University Calendar Girls, Ltd. (the “Company”) is in the business of designing, producing and selling calendars.  The Company’s initial product is a 12-month wall calendar for the year 2006 containing pictures of female students who attend one of the five major universities in the province of Nova Scotia, Canada.  The Company intends to market and distribute the 2006 calendar principally in the Nova Scotia area, and possibly expand its operations to other North American markets in coming years.  In each case, the Company intends to produce a local calendar featuring local models so that the product maintains a local, grassroots appeal.  They will attempt to sell their calendars principally through distribution arrangements with local retail businesses. They also sell advertising space within the calendars to advertisers, and maintain an internet web-site.

The Company was incorporated in the State of Nevada, Unites States of America, on June 2, 2005.  The Company’s year-end is November 30, 2005. On June 30, 2005, the Company acquired all of the shares of University Girls Calendar Ltd., a Nova Scotia company that was incorporated on April 27, 2005, for 10 shares of the Company, then valued at $8. The transaction was treated as a reverse acquisition, which is a capital transaction and not a business combination. Accordingly, the financial statements for the acquired subsidiary are presented for the periods prior to acquisition.

The financial statements include the accounts of the subsidiary. All intercompany transactions have been eliminated prior to the consolidation.

b)       Development Stage Activities

The Company is in the development stage and has not realized any revenues from its planned operations as of November 30, 2005. Accordingly, the Company presents its financial statements in conformity with the accounting principles generally accepted in the United States of America that apply in establishing operating enterprises.  As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

UNIVERSITY GIRLS CALENDAR, LTD.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
November 30, 2005

Note 2 Significant Accounting Policies

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who is responsible for their integrity and objectivity.  These accounting policies conform to generally accepted accounting principles in the United States of America and have been consistently applied in the preparation of the financial statements.  The financial statements are stated in United States of America dollars.

a)       Organizational and Start-up Costs

Costs of start-up activities, including organizational costs, are expensed as incurred in accordance with SOP 98-5.

b)       Income Taxes

The Company has adopted the Statement of Financial Accounting Standards No. 109 – “Accounting for Income Taxes” (SFAS 109). SFAS 109 requires the use of the asset and liability method of accounting of income taxes.  Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

c)       Basic and Diluted Loss Per Share

In accordance with SFAS No. 128 – “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding.  Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At November 30, 2005, the Company had no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

d)         Estimated Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments, consisting of accounts payable and accrued liabilities approximate their fair value due to the short-term maturity of such instruments.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

UNIVERSITY GIRLS CALENDAR, LTD.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
November 30, 2005

e)       Revenue Recognition

The company has had no revenues to date. It is the Company’s policy that revenues will be recognized in accordance with SEC Staff Accounting Bulletin (SAB) No. 104, "Revenue Recognition."  Under SAB 104, product revenues (or service revenues) are recognized when persuasive evidence of an arrangement exists, delivery has occurred (or service has been performed), the sales price is fixed and determinable and collectibility is reasonably assured.

f)       Currency

The Company records foreign currency transactions in accordance with Statement of Financial Standards (FAS) No. 52. The functional currency of the Company is the United States Dollar. The Company does not hedge foreign currency transactions.

The functional currency of the Company’s operating subsidiary is the Canadian Dollar. The subsidiary translates amounts into United States Dollars at current exchange rates; revenues and expenses are translated at the average exchange rate during the period, and equity accounts are translated at the historical rate. Related transaction adjustments are reported as other comprehensive income, a component of stockholders’ equity.

g)       Use of Estimates

The preparation of the Company’s financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes.  Actual results could differ from those estimates.

h)       Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

i)        Earnings (Loss) Per Common Share

Earnings (loss) per share of common stock is computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding

UNIVERSITY GIRLS CALENDAR, LTD.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
November 30, 2005

during the period. Diluted earnings per share is not shown for periods in which the Company incurs a loss because it would be anti-dilutive.

j)        Recent Accounting Pronouncements

In April 2003, the FASB issued SFAS No. 149 "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which amends and clarifies the accounting guidance on certain derivative instruments and hedging activities. SFAS 149 is generally effective for contracts entered into or modified after June 30, 2003 and hedging relationships designated after June 30, 2003. The adoption of this statement did not impact the Company's financial position, results of operations, or cash flows.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS 150 establishes standards for how an issuer of equity (including the equity shares of any entity whose financial statements are included in the consolidated financial statements) classifies and measures on its balance sheet certain financial instruments with characteristics of both liabilities and equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003 and for existing financial instruments after July 1, 2003. The adoption of this statement did not impact the Company's financial position, results of operations, or cash flows.

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities," and a revised interpretation of FIN 46 ("FIN 46-R") in December 2003. FIN 46 requires certain variable interest entities ("VIEs") to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The provisions of FIN 46 are effective immediately for all arrangements entered into after January 31, 2003. Since January 31, 2003, the Company has not invested in any entities it believes are variable interest entities for which the Company is the primary beneficiary. For all arrangements entered into after January 31, 2003, the Company was required to continue to apply FIN 46 through April 30, 2004. The Company was required to adopt the provisions of FIN 46-R for those arrangements on May 1, 2004. For arrangements entered into prior to February 1, 2003, the Company was required to adopt the provisions of FIN 46-R on May 1, 2004. The adoption of this statement did not impact the Company's financial position, results of operations, or cash flows.

UNIVERSITY GIRLS CALENDAR, LTD.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
November 30, 2005

During 2004, the FASB issued SFAS No. 151, "Inventory Costs - an amendment of ARB No. 43, Chapter 4", SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67", SFAS No. 153, "Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29", and SFAS No. 123 (revised 2004), "Share-based Payment".  These statements are effective for periods after these financial statements. We do not believe the impact of adoption of these statements will be significant to our overall results of operations or financial position.

k)       Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of  cash and cash equivalents. At November 30, 2005, the Company had no amounts of cash or cash equivalents in excess of amounts insured by agencies of the U. S, Government.

l)        Other

The Company consists of one reportable business segment.
The Company paid no dividends during the period presented.
Advertising and promotion activities are expensed as incurred.
Calendar design and website design costs are expensed as incurred.

Note 3 Basis of Presentation – Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates the continuation of the Company as a going concern. However, the Company has had minimal operations to date and has incurred losses since inception.  These matters raise substantial doubt about the Company’s ability to continue as a going concern and to meet its financial requirements. Management believes that actions planned and presently being taken, including the printing of calendars and accepting advertising revenues provides the opportunity for the Company to continue as a going concern.

The Company’s President has agreed to loan the Company, if needed, up to $50,000 until January 31, 2007 with terms of the loan to be negotiated at the time of lending, but interest charged will not exceed the prevailing prime rate of interest plus 2%.

The financial statements do not include any adjustments that might result from these uncertainties.

UNIVERSITY GIRLS CALENDAR, LTD.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
November 30, 2005

Note 4 Common Stock

The Company’s authorized common stock consists of 50,000,000 shares with a par value of $0.001 per share.

During June and July 2005, the Company issued 3,000,000 shares of common stock at a price of $0.01 for cash totaling $30,000.

On June 30, 2005 the Company issued and paid 10 shares of common stock as consideration for all of the shares of University Girls Calendar Ltd., a Nova Scotia company valued at $8.

During September and October 2005, the Company issued 1,250,000 shares of common stock at a price of $0.02 for cash totaling $25,000.

During October and November 2005, the Company issued 200,000 shares of common stock at a price of $0.10 for cash totaling $20,000 shares.

Note 5 Income Taxes

The Company is subject to United States and Canadian income taxes. The Company has had no income, and therefore has paid no income tax.

Deferred income taxes arise from temporary timing differences in the recognition of income and expenses for financial reporting and tax purposes. The Company’s deferred tax assets consist entirely of the benefit from net operating loss (NOL) carryforwards. The Company’s deferred tax assets are offset by a valuation allowance due to the uncertainty of the realization of the net operating loss carryforwards.  Net operating loss carryforwards may be further limited by a change in company ownership and other provisions of the tax laws.

The Company’s estimated Canadian deferred tax assets, valuation allowance, and change in valuation allowance of $330 are as follows:

Year Ending	Estimated NOL Carryforward	NOL Expires	Estimated Tax Benefit from NOL	Valuation Allowance	Net Tax Benefit

2005	3,961	2012	330	(330)	—

Income taxes at the statutory rate for United States income taxes are reconciled to the Company’s actual income taxes as follows:

UNIVERSITY GIRLS CALENDAR, LTD.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
November 30, 2005

Income tax benefit at statutory rate resulting from net operating loss carryforward	(15%)
Deferred income tax valuation allowance	15%

Actual tax rate	0%
============

Note 6 Comprehensive income

The Company has adopted Statement of Financial Accounting Standards (SFAS) No130, “Reporting Comprehensive Income”. The Statement requires that the components of comprehensive income be displayed in the financial statements and includes income and all changes in equity during a period that arises from non-owner sources such as foreign currency items and unrealized gains and losses on certain investments in equity securities. The components of comprehensive income include net loss of $9,221 and currency translation adjustment of $1,513 gain.

Note 7 Related Party Transactions

The companies president provides office-sharing facilities at no cost.

Note 8 Subsequent events

Subsequent to November 30, 2005, the Company printed 3,000 calendars and commenced making sales and receiving advertising revenue. Other related activity and operations have also commenced.